EXHIBIT 99

ASSIGNMENT OF ADDITIONAL ACCOUNTS

ASSIGNMENT NO. 8 OF ADDITIONAL ACCOUNTS, dated as of June 29, 1998, by SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.), a Delaware corporation (the "Seller"), to The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH:

WHEREAS, the Seller and the Trustee are parties to the Pooling and Servicing Agreement, as amended, dated as of July 31, 1994 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

WHEREAS, pursuant to the Pooling and Servicing Agreement, the Seller wishes to designate Additional Accounts of the Seller to be included as Accounts and to convey the Receivables of such Additional Accounts, now existing and hereafter created, to the Trustee as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW THEREFORE, the Seller and the Trustee hereby agree as follows:

1. Defined Terms. All capitalized terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

"Addition Date" shall mean, with respect to the Additional Accounts designated hereby, June 29, 1998.

"Additional Account Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby, the first day of the Due Period ending in June 1998.

2. Designation of Additional Accounts. The Seller does hereby deliver herewith a microfiche list containing a true and complete list of each credit account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number. Such list is marked as Schedule 1 to this Assignment and is hereby incorporated into and made a part of this Assignment and Schedule 1 attached to the Pooling and Servicing Agreement.

3. Conveyance of Receivables. (a) The Seller hereby sells, transfers, assigns and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse on and after the Additional Account Cut-Off Date, all right, title and interest of the Seller in and to the Receivables then existing and thereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto, all proceeds (as defined in Article 9 of the UCC as in effect in the State of New York) of such Receivables and Insurance Proceeds, if any, relating thereto. In the event such sale, transfer, assignment or conveyance is deemed not to constitute a valid transfer and assignment to the Trust of all right, title and interest of SRFG in and to such property, the Seller does hereby grant to the Trust a security interest therein to secure the obligations of Seller under this Assignment of Additional Accounts and the Pooling and Servicing Agreement.

(b) In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the sale of accounts, general intangibles or chattel paper as defined in Article 9 of the UCC as in effect in the State of New York, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Assignment.

(c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Assignment to indicate, or to cause to be indicated, in the computer files of Sears or one of its affiliates, as applicable, that Receivables created in connection with the Additional Accounts designated hereby have been sold to the Trustee pursuant to this Assignment for the benefit of the Certificateholders. Sears as Servicer hereby confirms that the computer records of Sears indicate that the Receivables in the Additional Accounts have been transferred to the Trust.

(d) The parties intend that if the sale, transfer, assignment or conveyance hereunder is not deemed to be a sale, the Seller shall be deemed hereunder to have granted to the Trustee a first perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, all payments on such Receivables, and all proceeds if any thereof, and that this Agreement shall constitute a security agreement under applicable law.

(e) The conveyance of existing or future Receivables to the Trust, or grant of a security interest therein, under this Assignment shall, in the case of Receivables arising under a Credit Agreement that constitutes chattel paper or a part of chattel paper, be deemed to include a conveyance of, or grant of a security interest in, such chattel paper to the extent necessary to fully perfect the interest of the Trust and the Trustee for the benefit of Certificateholders in such Receivables.

4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest previously held by the Seller in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the microfiche list described in Section 2 of this Assignment.

5. Representations and Warranties of Seller. The Seller represents and warrants that (a) the Additional Accounts were not selected on the basis of any selection criteria believed by Seller to be materially adverse to the interests of the Investor Certificateholders of any outstanding series; and
(b) the computer records of Sears indicate that the Receivables in the Additional Accounts have been transferred to the Trust.

6.  Conditions Precedent. The acceptance of the Trustee set forth in
Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the condition that the Seller shall have delivered to the Trustee a certificate of a Vice President or more senior officer, certifying that all requirements set forth in Section 2.08 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended by providing that all references to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and the Pooling and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein, this Assignment of Additional Accounts shall not constitute or be deemed to constitute a waiver of compliance with or consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

8. Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the undersigned have caused this Assignment of Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

SRFG, INC., as Seller


By:      /s/ George F. Slook
Name:    George F. Slook
Title:   President


THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:      /s/ Steven M. Wagner
Name:    Steven M. Wagner
Title:   Vice President



Acknowledged:


SEARS, ROEBUCK AND CO., as Servicer


By:      \s\ Alice M. Peterson
Name:    Alice M. Peterson
Title:   Vice President and Treasurer